Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Calvert Tax-Free Reserves:

We consent to the use of our report dated February 25, 2013, with respect to the financial statements of the Calvert Tax-Free Reserves Money Market Portfolio, a series of Calvert Tax-Free Reserves, as of December 31, 2012, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements and Experts” in the Form N-14 Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 18, 2013